UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 14, 2010
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2010 the Compensation Committee of the Board of Directors of MetLife, Inc. (the “Compensation Committee”) approved a modified form of Management Performance Share Agreement (the “Form of Performance Share Agreement”). Except as described below, the Form of Performance Share Agreement is substantially identical to the terms of the previously prevailing form of agreement.
Performance shares are units that may become payable in shares of MetLife, Inc. (“MetLife”) common stock at the end of a three-year performance period, depending on specified MetLife performance relative to its competition over that time. MetLife’s competition is defined for this purpose as the Fortune 500® companies included in the Standard & Poor’s Insurance Index (“Insurance Index Comparators”). Standard & Poor’s recently added Berkshire Hathaway Inc. (“BHI”) to its insurance index. The Form of Performance Share Agreement excludes BHI from the Insurance Index Comparators for purposes of future performance share awards. Without this prospective change, BHI would comprise a disproportionate component of the Insurance Index Comparators, representing over 40% of the total market capitalization of the Insurance Index Comparators as of October 21, 2010. Given the size of BHI, and the diversity of its business outside of insurance and financial services, the Compensation Committee concluded it is appropriate to exclude BHI from the Insurance Index Comparators for future awards in order to yield an appropriate peer comparison.
The Form of Performance Share Agreement also modifies the definition of a term used solely for purposes of the performance goals that must be met in order to ensure that the Company is not prohibited from deducting performance share payments to its four most highly-compensated executive officers from its income under U.S. Internal Revenue Code Section 162(m). The elements of the definition themselves have not substantially changed from the previously prevailing form of agreement. The revised definition allows the elements of that definition to be drawn from those lines of MetLife, Inc.’s annual financial statements wherever those elements appear in the financial statements from year to year. The revised definition also clarifies the reference to net investment gains (losses). That item was previously presented on a single line on the Company’s financial statements, but is now presented on two separate lines: total net investment gains (losses) and net derivative gains (losses).
The foregoing description of the Form of Performance Share Agreement is a summary, is not complete and is qualified in its entirety by reference to the Form of Performance Share Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
As previously disclosed by MetLife, members of MetLife’s board of directors and certain employees, including senior executives and others who regularly have access to material nonpublic information, may enter into trading plans designed to comply with MetLife’s insider trading policy and the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934. On December 17, 2010, C. Robert Henrikson, Chairman of the Board, President and Chief Executive Officer of MetLife, entered into such a trading plan (the “Trading Plan”). The Trading Plan provides for the sale of MetLife common stock acquired through the exercise of vested stock options.
Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits
          10.1 Form of Management Performance Share Agreement (effective December 14, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date: December 17, 2010